Exhibit 10.5

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (the “Agreement”) is signed by and among the following parties in Beijing, People’s Republic of China (“China”) on [Execution Date].

Pledgee: Shanghai Qiyue Information Technology Co., Ltd.

Unified Social Credit Code: 91310000MA1K1E3BX9

Address: Room A2-8914, Fumin Road No. 58, Hengsha Village, Chongming District, Shanghai

Pledger: [Pledger]

Domestic Company: [Name of VIE]

Unified Social Credit Code: [Unified Social Credit code of VIE]

Address: [Address of VIE]

(The “Pledgee”, “Pledger” and the “Domestic Company” are hereinafter individually referred to a/one “Party” and collectively referred to as the “Parties”.)

WHEREAS:

1.                            The Pledger is an enterprise formally established and validly existing in accordance with laws of China, and it owns 100% of the equity of the Domestic Company with a capital contribution of [Amount of Capital Contribution].

2.                            The Domestic Company is a limited liability company formally established and validly existing in accordance with laws of China.

3.                            The Pledgee is a wholly foreign-owned enterprise formally established and validly existing in accordance with laws of China.

4.                            The Pledgee and the Domestic Company signed an Exclusive Consultation and Service Agreement (the “Service Agreement”) on [Execution Date].

5.                            The Pledger issued a Power of Attorney (“Power of Attorney”) on [Execution Date].

6.                            The Pledgee, the Pledger and the Domestic Company signed an Loan Agreement on [Execution Date].

7.                            The Pledgee, the Pledger and the Domestic Company signed an Exclusive Option Agreement (“Exclusive Option Agreement”, which, together with the Service Agreement and the Power of Attorney, are hereafter referred to as the “Main Agreements”) on [Execution Date].

8.                            In order to guarantee that the Pledger and the Domestic Company where the Pledger owns equity fulfill their obligations under the aforesaid Main

Agreements (including but not limited to the normal collection of consultation service fee), the Pledger is willing to unconditionally and irrevocably pledge 100% of its equity in the Domestic Company to the Pledgee as guarantee.

THEREFORE, with the view to performing the provisions and agreements of the Main Agreements, the Pledger and the Pledgee hereby reach the following agreement through mutual consultation:

1.                           Pledge

1.1                   The Pledger agrees to pledge 100% of its equity in the Domestic Company to the Pledgee as a guarantee for the Pledger and the Domestic Company’s fulfillment of their obligations under the Main Agreements and for all their compensation liabilities arising from the invalidation, cancellation or dissolution of the Main Agreements.

1.2                   Right of pledge refers to the right enjoyed by the Pledgee to have priority of payment from the price of the equity that pledged by the Pledger to the Pledgee from transfer of it at discounted value, sale by auction or any other disposition.

1.3                   The equity pledged hereunder is 100% of the equity held by the Pledger in the Domestic Company (“Pledged Equity”) and all rights and interests related to the Pledged Equity. Details of the Pledged Equity are as follows:

Pledgee: Shanghai Qiyue Information Technology Co., Ltd.

Company which the Pledged Equity belongs to: Shanghai Qiyu Information Technology Co., Ltd.

Pledger: [Pledger]

Corresponding contribution amount of the Pledged Equity: [Amount of Capital Contribution]

2.                           Scope of Guarantee

2.1                     The scope of guarantee with respect to the pledge hereunder includes that the Pledger and the Domestic Company shall perform all obligations under the Main Agreements and undertake all compensation liabilities arising from the invalidation, cancellation or dissolution of the Main Agreements, including but not limited to all payables, debts, obligations, all expenses incurred by the Pledgee in exercising its rights and the right of pledge under the Main Agreements, as well as the performance of the Main Agreements. For the avoidance of doubt, the scope of pledge guarantee shall not be limited by the amount of capital contributed by the Pledger as a shareholder of the Domestic Company.

2.2                     The validity of the guarantee hereunder shall not be affected by any modification or alteration of the Main Agreements, and the guarantee hereunder shall still be valid for the obligations of the Pledger and the Domestic Company under the modified Main Agreements. If any of the Main Agreements becomes invalid for any reason, or is revoked or dissolved, the Pledgee shall be entitled to exercise the right of pledge immediately in accordance with Article 8 hereof.

3.                           Establishment and Validity Period of the Right of Pledge

3.1                     The pledge of the equity hereunder shall be recorded in the register of shareholders of the Domestic Company within three (3) working days from the date of signing hereof.

3.2                     The right of pledge hereunder shall be established as of the date when the equity pledge is registered with competent industrial and commercial administrative department with jurisdiction over the Domestic Company.

3.3                     The validity period of the pledge hereunder shall be from its establishment until: (a) two (2) years after the fulfillment of all obligations under the Main Agreement; or (b) the Pledgee decides to purchase, to the extent permitted by laws of China, all the equity held by the Pledger in the Domestic Company in accordance with the Exclusive Option Agreement, the equity of the Domestic Company has been legally transferred to the Pledgee and/or its designated party, and the Pledgee, its subsidiaries and affiliates can legally engage in the businesses of the Domestic Company; or (c) the Pledgee decides to purchase, to the extent permitted by laws of China, all the assets of the Domestic Company in accordance with the Exclusive Option Agreement, the assets of the Domestic Company have been legally transferred to the Pledgee and/or its designated party, and the Pledgee, its subsidiaries and affiliates can legally engage in the businesses of the Domestic Company using such assets; or (d) the Pledgee unilaterally requests the termination of this Agreement (the Pledgee’s right to terminate this Agreement is the one without any restrictive conditions and is only enjoyed by the Pledgee, i.e. the Pledger or the Domestic Company does not have the right to unilaterally terminate this Agreement); or (e) upon termination as required by applicable laws and regulations of China.

3.4                     With the prior written consent of the Pledgee, the Pledger may increase its capital contribution to the Domestic Company, transfer or accept the equity of the Domestic Company, provided that any change in the contribution or shareholding of the Pledger to the Domestic Company is subject to the provisions hereof. Afterwards, the Domestic Company shall immediately update its register of shareholders and register the changes in equity and pledge with competent industrial and commercial administrative department within fifteen (15) working days from the date of such changes.

3.5                     During the validity period of the right of pledge, in case the Pledger or the Domestic Company fails to perform any obligation under or arising from the Main Agreements, the Pledgee shall have the right to exercise the right of pledge in accordance with Article 8 hereof.

3.6                     All Parties agree to cooperate with each other on the above work and complete any unfinished work related to the establishment of the right of pledge as soon as possible. In order to achieve this goal, all Parties should take or urge to take all necessary actions.

4.                           Custody of the Pledge Certificate

4.1                     The Pledger shall, within one (1) week from the date when the pledge is recorded in the register of shareholders of the Domestic Company as mentioned in Article 3 above, deliver its capital contribution certificate and register of shareholders of the Domestic Company to the Pledgee for custody; the Pledgee is obligated to properly keep the pledge documents it receives.

4.2                     If the right of pledge is dissolved according to the provisions hereof, the Pledgee shall return the pledge registration certificate to the Pledger within five (5) working days after the pledge is dissolved according to the stipulations hereof, and shall provide necessary assistance in the process of the Pledger’s handling of the formalities for cancellation of the pledge registration.

4.3                     The Pledgee shall have the right to receive all benefits or beneficial rights, including dividends and bonuses, arising from the Pledged Equity.

5.                           Representation and Warranty of the Pledger

5.1                     The Pledger is the sole legal owner of the Pledged Equity.

5.2                     At any time, once the Pledgee exercises its rights hereunder, there should be no interference from any other party.

5.3                     The Pledgee shall have the right to exercise or transfer the right of pledge in the manner specified herein.

5.4                     Except for those set up for the benefit of the Pledgee, the Pledger did not set up any other pledge or encumbrance on the equity.

5.1                     Shareholders/shareholders’ meeting of the Domestic Company approve(s) the pledge of equity hereunder through decision/resolution.

5.1                     Once this Agreement comes into effect, it will constitute a legal, effective and legally binding obligation to the Pledger.

5.2                     The Pledger’s pledge of the Pledged Equity according to this Agreement does not violate any national law, regulation and relevant policy and regulation of government departments, nor does it violate any Agreement, agreement or commitment made to any third party by the it.

5.3                     All documents and materials provided by the Pledger to the Pledgee in connection herewith are authentic, accurate and complete.

6.                  Undertakings of the Pledger

6.1                     During the Term hereof, the Pledger undertakes to the Pledgee that:

6.1.1                    It will ensure that the right of pledge hereunder is registered with the competent industrial and commercial administrative department;

6.1.2                    Without prior written consent of the Pledgee, it will not transfer the Pledged Equity, or establish or allow the existence of any encumbrance that may affect the rights and interests of the Pledgee including pledge;

6.1.3                    It will abide by and implement the provisions of all laws and regulations concerning pledge of rights. It will also, upon receipt of notices, instructions or suggestions issued or formulated by relevant competent authorities regarding the right of pledge, show such notices, instructions or suggestions to the Pledgee within five (5) days, and comply with such notices, instructions or suggestions, or raise objections and statements on the above matters according to the reasonable requirements of the Pledgee or with the consent of the Pledgee; and

6.1.4                    It will promptly notify the Pledger of any events or notices received that may cause the Pledger to affect the rights of the Pledged Equity or any part thereof, as well as any guarantee, obligation, or any event or notice received that may affect the Pledger’s change of the Agreement.

6.2                     The Pledger agrees that the Pledgee’s acquisition of the right of pledge and exercise of its rights in accordance with the provisions hereof shall not be interrupted or impaired by the Pledger or any of its successor, inheritor, assignee, principal or any other person through legal procedures.

6.3                     The Pledger undertakes to the Pledgee that in order to protect or perfect the guarantee hereof for the creditor’s rights and obligations under the Main Agreements, the Pledger shall sign in good faith and urge other parties with interest in the right of pledge to sign all certificates of rights, Agreements, and/or perform and urge such parties to take the actions required by the Pledgee, and provide convenience for the exercise of the rights and authorizations granted to the Pledgee under this Agreement; and that it will sign all relevant documents (if applicable and necessary) with the Pledgee or its designated person (natural person/legal person) regarding the change of stock rights, and provide the Pledgee with all notices, orders and decisions with respect to the right of pledge that it deems necessary within a reasonable period of time.

6.4                     The Pledger irrevocably agrees to waive the preemptive right to transfer of such equity as pledged to the Pledgee by other shareholders of the Domestic Company due to the exercising of right of pledge by the Pledgee.

6.5                     The Pledger undertakes to the Pledgee that for the benefit of the Pledgee, the Pledger will abide by and perform all the guarantees, promises, agreements, statements, conditions and obligations under this Agreement and the Main Agreements, or the Pledger shall compensate the Pledgee for all losses incurred therefrom.

7.                           Event of Default

7.1                     The following events shall be deemed as events of default:

7.1.1                    Any representation or warranty made by the Pledger in Article 5 hereof is materially misleading or wrong, and/or the Pledger violates the warranty made in Article 5 hereof;

7.1.2                    The Pledger violates its undertaking in Article 6 hereof;

7.1.3                    The Pledger or the Domestic Company violates any of the provisions of this Agreement or the Main Agreements or fails to perform its obligations under the above-mentioned Agreements;

7.1.4                    Any term or obligation of the Pledger or the Domestic Company in this Agreement or the Main Agreements is deemed illegal, invalid, void or unenforceable;

7.1.5                    The Pledger abandons the Pledged Equity, or transfers the Pledged Equity without prior written consent of the Pledgee, or sets up any encumbrance on the Pledged Equity without prior consent of the Pledgee;

7.1.6                    Any external loan, guarantee, warranty, compensation, promise or other debt repayment liabilities of the Pledger (1) is required to be repaid or performed in advance due to default, or (2) has expired but cannot be repaid or performed as scheduled, leading to the Pledgee’s belief that the Pledger’s ability to fulfill its obligations hereunder has been affected;

7.1.7                    The Pledger cannot repay its ordinary debts or other debts;

7.1.8                    Any newly promulgated law makes, or any applicable law considers that any provision hereunder is illegal, or causes the Pledger cannot continue to perform its obligations hereunder;

7.1.9                    If any governmental consent, permission, approval or authorization necessary to make this Agreement enforceable or legal or effective is revoked, terminated, invalid or substantially modified;

7.1.10             Due to unfavorable changes in the property owned by the Pledger, the Pledgee believes that the Pledger’s ability to fulfill its obligations hereunder has been affected.

7.1.11             The Pledger breaches the Agreement by its any act and/or omission in violation of the terms hereof; or

7.1.12             Other circumstances under which the Pledgee cannot dispose of the right of pledge in accordance with relevant laws and regulations.

7.2                     The Pledger shall immediately notify the Pledgee in writing if it is known or discovered that any of the events mentioned in this Article 7.1 or any event that may lead to the above events have occurred.

7.3                     Unless the default events listed in Article 7.1 have been satisfactorily resolved to the satisfaction of the Pledgee, the Pledgee may issue a written notice of default to the Pledger at the time of or at any time after the occurrence of such default, requiring the Pledger or the Domestic Company to immediately perform its obligations under the Main Agreements, or the Pledgee may dispose of the right of pledge in accordance with Article 8 hereof.

8.                           Exercise of the Right of Pledge

8.1                     Before all obligations under the Main Agreements are fulfilled, the Pledger shall not transfer the Pledged Equity without prior written consent of the Pledgee.

8.2                     In case of an Event of Default referred to in Article 7, the Pledgee shall issue a notice of default to the Pledger when exercising the right of pledge.

8.3                     Subject to the provisions of Article 7.3, the Pledgee may dispose of the right of pledge at the same time as or at any time after issuing the notice of default in accordance with Article 7.3.

8.4                     The Pledgee shall be entitled to transfer all or part of the Pledged Equity hereunder at its discounted value in accordance with legal procedures, or to have priority of payment from the auction or sales of the equity, till all obligations under the Main Agreements are fulfilled. If the Pledgee decides to exercise the right of pledge, the Pledger undertakes to transfer all its shareholders’ rights to the Pledgee.

8.5                     When the Pledgee disposes the right of pledge in accordance with this Agreement, the Pledger shall, without any obstruction, provide necessary and active assistance to enable the Pledgee to realize its right of pledge.

9.                           Transfer

9.1                     Without prior consent of the Pledgee, the Pledger has no right to grant or transfer its rights and obligations hereunder.

9.2                     The Pledgee may transfer, to the extent permitted by applicable laws, all or any of its rights and obligations under the Main Agreements to its designated person (natural person/legal person) at any time. In such case, the transferee shall enjoy and assume the rights and obligations of the Pledgee hereunder as if it were a party hereto. When the Pledgee transfers its rights and obligations under the Main Agreements, the Pledger shall, at the request of the Pledgee, sign all relevant agreements and/or documents with respect to the transfer.

9.3                     After the change of pledgee due to the above transfer, all new parties to the pledge shall re-sign the Equity Interest Pledge Agreement, and the content thereof shall be substantially consistent with the Agreement.

9.4                     This Agreement shall be effective and binding upon all Parties and their respective successors, inheritors and transferees.

10.                    Effectiveness and Termination

10.1              The Agreement shall come into effect as of the date of signing by all Parties. All Parties hereby agree and confirm that the validity of the terms and conditions hereof starts from the date when the Pledger becomes a shareholder of the Domestic Company.

10.2              The Parties further confirm that whether the right of pledge hereunder is registered and filed with relevant industrial and commercial administrative department will not affect the effectiveness hereof.

10.3              This Agreement shall be terminated two (2) years after the Pledger and the Domestic Company no longer assume any obligations stipulated under or arising from the Main Agreements. After the termination hereof, the Pledgee shall terminate the right of pledge hereunder within the shortest time reasonably practicable.

10.4              The release of the right of pledge shall also be recorded in the register of shareholders of the Domestic Company accordingly, and shall be cancelled registration in the competent industrial and commercial administrative department with jurisdiction over the Domestic Company in accordance with laws.

11.                    Handling Fee and Other Fees

11.1              All Parties agree and confirm that all costs and actual expenses related to this Agreement, including but not limited to all legal costs, costs of production, stamp duty, any other taxes and expenses incurred to all Parties due to the performance hereof, shall be borne by the Pledger. If it is stipulated by laws that such taxes and fees should be paid by the Pledgee, the Pledger shall compensate fully for such taxes and fees paid by the Pledgee unless the latter agrees to bear all or part of such taxes and fees by itself.

11.2              If the Pledger fails to pay any tax and fee payable in accordance with the provisions hereof, or causes the Pledgee to take any way or means to recover the unpaid amount of the Pledger due to other reasons, the Pledger shall bear all expenses incurred therefrom (including but not limited to various taxes, handling fees, management fees, legal fees, attorney fees, various insurance premiums, etc. for handling the right of pledge).

12.                    Compensation for Breach

12.1              Should any Party (the “Breaching Party”) violate any provision hereof and cause damage to the other Parties (the “Non-beaching Parties”), the Non-beaching Parties may send a written notice to the Breaching Party, requiring it to remedy and rectify the breach immediately. If the Breaching Party fails to take satisfactory measures to remedy and rectify the breach within fifteen (15) days from the date of the said notice, the Non-beaching Party shall be entitled to take other remedies in accordance with the methods prescribed herein or by legal means.

12.2              The Pledger and the Domestic Company further agree that the Pledger and the Domestic Company shall fully indemnify the Pledgee against and hold the Pledgee harmless from any loss, damage, obligation and expense arising from or causing by any litigation, claim or other demands against the Pledgee due to the performance hereof.

12.3              The Parties agree that this Article 12 shall remain in force whether or not this Agreement is modified, rescinded or terminated.

13.                    Force Majeure

13.1              “Force Majeure” refers to any event that is beyond reasonable expectation or control of, and unavoidable even with reasonable attention by the affected Party, including but not limited to government behavior, natural forces, fires, explosions, storms, floods, earthquakes, tides, lightning or war. However, lack of credit, capital or financing shall not be regarded as an event that beyond reasonable control of either Party. The Party who is affected by Force Majeure and seeks exemption from its obligations hereunder shall notify the other Parties of such exemption as soon as possible and inform it of the steps to be taken to fulfill the obligations.

13.2              In case the performance hereof is delayed or impeded by Force Majeure, the affected Party shall not be liable for the part of obligations delayed or impeded hereunder. However, the affected Party should take appropriate measures to reduce or eliminate the impact of Force Majeure, and to strive to restore the performance of the obligation delayed or impeded. Once the Force Majeure is eliminated, the Parties agree to do their outmost to restore the performance hereof.

14.                    Governing Law and Dispute Settlement

14.1            The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by laws of China.

14.2            Any dispute arising from the interpretation and performance hereof shall be firstly settled by all Parties through friendly negotiation. If such negotiation fails within thirty (30) days after one Party has issued a written notice to the others requiring the negotiation, either Party may submit the dispute to China

International Economic and Trade Arbitration Commission for arbitration in accordance with its current arbitration rules. The arbitration shall be held in Shanghai and conducted in Chinese. The arbitral award shall be final and binding upon all Parties.

14.3            In case of any dispute arising from the interpretation and performance hereof or any ongoing arbitration on any dispute, except for to the subject matter of the dispute itself, the Parties shall continue exercising and performing their respective rights and obligations hereunder.

15.                    Notice

Any notice or other communication sent by either Party in accordance with this Agreement shall be written in Chinese or English, and sent by personal delivery, registered mail, repaid post, express or graphic facsimile to the following address of the receiving Party, or other address that it notifies the others from time to time, or the address of other person as designated by it. The date on which the notice is deemed to be actually served shall be determined as follows: (a) a notice sent by personal delivery shall be deemed to be served on the day of delivery; (b) a notice sent by letter shall be deemed to be served on the tenth (10th) day after the date when the pre-paid registered mail by air is sent out (subject to the postmark), or the fourth (4th) day after the date when it is handed over to the express service agency; and (c) a notice sent by fax shall be deemed to be served at the receipt time as shown on the fax receipt.

16.                    Miscellaneous

16.1              This Agreement shall be effective and binding upon all Parties and their successors, inheritors and assignee.

16.2              The headlines hereof are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of the provisions hereof.

16.3              All Parties agree to promptly sign the documents or take further actions that are reasonably required for, or in favor of, the execution of the provisions and purposes hereof.

16.4              All Parties confirm that as soon as the Agreement comes into force it shall constitute the entire agreement and consensus reached by the Parties on the contents hereof, and replace all oral and/or written agreements and consensus reached by both Parties on the contents hereof prior to the Agreement.

16.5              If any or several provisions hereof is/are determined or ruled to be invalid, ineffective, illegal or unenforceable in any respect by any court or arbitral body with jurisdiction in accordance with applicable laws or regulations, the validity, effectiveness, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties shall cease to perform such invalid, ineffective, illegal or unenforceable provisions, and revise them only to the extent that they are effective and enforceable for such specific fact and situation and mostly closest to their original intention.

16.6              Failure of either Party to exercise its rights hereunder in a timely manner shall not be deemed to be a waiver of that right, nor shall it affect the Party’s future exercise of that right.

16.7            Any obligation arising from, or becoming due under, this Agreement before the expiration or early termination hereof shall remain in force after the expiration or early termination hereof.

16.8            Any uncovered matter herein shall be agreed separately by all Parties through consultation. No amendment and supplement to this Agreement shall take effect unless it is made by all Parties in writing. Such amendment hereto and the supplementary agreement, once duly signed by all Parties, shall constitute an integral part of, and has the same legal effect as this Agreement.

16.9            If the equity pledge registration authority requires to this Agreement to be re-signed or amended, the Parties shall make the utmost efforts and uphold the utmost sincerity to ensure the validity and enforceability of this Agreement. Such re-signed or amended agreement shall be used only for the purpose of industrial and commercial registration, and shall not modify or replace this Agreement. In case of any discrepancy between such agreement and this Agreement, this Agreement shall prevail.

16.10     The Agreement is made in Chinese and in three (3) copies, with each Party holding one of them, which shall have the same legal effect.

[No Body Text Below]

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Pledgee: Shanghai Qiyue Information Technology Co., Ltd. (Seal)

Company seal: /s/ Shanghai Qiyue Information Technology Co., Ltd.

Signature of Legal (or Authorized) Representative:	/s/ WU Haisheng
WU Haisheng

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Pledger: [Signature Block of Pledger]

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Domestic Company: [Name of VIE] (Seal)

Company seal: /s/ [Name of VIE]

Signature of Legal (or Authorized) Representative:
/s/[Authorized Representative of VIE]
[Authorized Representative of VIE]

Schedule of Material Differences

One or more persons entered into equity pledge agreement with Shanghai Qiyue Information Technology Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Unified Social Credit Code of VIE	Registered Address of VIE	Amount of Capital Contribution	Authorized Representative of VIE	Execution Date	Pledger	Signature Block of Pledger
1	Shanghai Qiyu Information Technology Co., Ltd.	91310230MA1JXJYF7E	Room A1-5962, Fumin Branch Road No. 58, Hengsha Town, Chongming County, Shanghai (Hengtai Economic Development Zone, Shanghai)	RMB 200,000,000	LIU Wei	September 10, 2018	Beijing Qibutianxia Technology Co., Ltd. Unified Social Credit Code: 91110106796743693W Address: Room 117, F/117, Xinghuo Road No. 2, Science Park, Fengtai District, Beijing	Beijing Qibutianxia Technology Co., Ltd. (Seal) Company seal: /s/ Beijing Qibutianxia Technology Co., Ltd. Signature of Legal (or Authorized) Representative: /s/ LIU Wei LIU Wei
2	Fuzhou 360 Online Microcredit Co., Ltd.	91350100MA2Y4D6073

Section 018, Room 201, 2/F, Affiliated Building of the Regulatory Building, Processing Trade Zone of the Free Trade Port Area, Fuzhou City, Fujian Province (Xinjiang Road No. 9, Xincuo Town, Fuqing City)

				RMB 500,000,000	ZHAO Qian	September 10, 2018	Beijing Qibutianxia Technology Co., Ltd. Unified Social Credit Code: 91110106796743693W Address: Room 117, F/117, Xinghuo Road No. 2, Science Park, Fengtai District, Beijing	Beijing Qibutianxia Technology Co., Ltd. (Seal) Company seal: /s/ Beijing Qibutianxia Technology Co., Ltd. Signature of Legal (or Authorized) Representative: /s/ LIU Wei LIU Wei
3	Fuzhou 360	91350100MA31UJWL4W	32# Building, Xihong	RMB	ZHAO Qian	April 22,	Beijing Qibutianxia	Beijing Qibutianxia

	Financing Guarantee Co., Ltd.		Road No. 528, Jinniushan Software Park, Gulou District, Fuzhou City, Fujian Province	100,000,000		2019	Technology Co., Ltd. Unified Social Credit Code: 91110106796743693W Address: Room 117, F/117, Xinghuo Road No. 2, Science Park, Fengtai District, Beijing	Technology Co., Ltd. (Seal) Company seal: /s/ Beijing Qibutianxia Technology Co., Ltd. Signature of Legal (or Authorized) Representative: /s/ LIU Wei LIU Wei
4	Shanghai 360 Financing Guarantee Co., Ltd.	91310000MA1FL6JW6P	2nd Floor, Building 1, 2802 Fuminsha Road, Hengsha Township, Chongming District, Shanghai	RMB 200,000,000	WU Haisheng	May 31, 2019

Beijing Zhongxin Baoxin Technology Co., Ltd.
Unified social credit code: 911101087916221632
Address: No. 1003-17, 10th Floor, Building 1, No. 28, Information Road, Haidian District, Beijing;

Beijing Qicaitianxia Technology Co., Ltd.
Unified social credit code: 91110107MA008U1E3A
Address: Room A-2684, 2nd Floor, Building 3, No. 30, Shixing Street, Shijingshan District, Beijing

Beijing Zhongxin Baoxin Technology Co., Ltd (Seal)
Company seal: /s/ Beijing Zhongxin Baoxin Technology Co., Ltd

Legal (or Authorized) Representative:
/s/LIU Wei
LIU Wei

Beijing Qicaitianxia Technology Co., Ltd (Seal)
Company seal: /s/ Beijing Zhongxin Baoxin Technology Co., Ltd

Legal (or Authorized) Representative:
/s/MA Hongbin
MA Hongbin